Exhibit 10.8

JJ OPPORTUNITY CORP.

1013 Centre Road Suite 403-B, Wilmington, New Castle, DE 19805

May 3, 2021

Unifuture Technology LLC

8 The Green, STE B, Dover, Kent, DE 19901

RE:     Securities Purchase Agreement

Ladies and Gentlemen:

We are pleased to accept the offer you (the “Subscriber”) have made to purchase 575,000 shares of Class B common stock (the “Shares”), par value $0.0001 per share (the “Class B Common Stock” and, together with all other classes of Company common stocks, the “Common Stocks”) in ourselves, JJ Opportunity Corp., a Delaware corporation (the “Company”), among which, up to 75,000 Shares are subject to forfeiture pending the exercise of the over-allotment option granted to the underwriter in connection with the initial public offering of the Company. The terms on which the Company is willing to sell the Shares to the Subscriber pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the Company and the Subscriber’s agreement regarding such Shares, are as follows:

1.       Purchase of Shares. The Company hereby sells and issues to the Subscriber, and the Subscriber hereby purchases from the Company the Shares, for an aggregate purchase price of $5,000, on the terms and subject to the conditions set forth in this agreement (this “Agreement”). Concurrently with the Subscriber’s execution of this Agreement, the Company is delivering to the Subscriber certificate(s) registered in the Subscriber’s name representing the Shares, receipt of which the Subscriber hereby acknowledges.

2.       Representations, Warranties and Agreements.

2.1.   Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1.       No Government Recommendation or Approval. The Subscriber understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2.       No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the provisions of the organizational documents of such Subscriber, if any, (ii) any agreement, indenture or instrument to which such Subscriber is a party, or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which such Subscriber is subject.

2.1.3.       Organization and Authority. Upon execution and delivery by the Subscriber, this Agreement is a legal, valid and binding agreement of such Subscriber, enforceable against such Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4.       Experience, Financial Capability and Suitability. Each Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933 and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber has substantial experience in evaluating and investing in transactions of securities in companies similar to the Company so that he or she is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Subscriber must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. The Subscriber is able to bear the economic risks of an investment in the Shares and to afford a complete loss of Subscriber’s investment in the Shares.

2.1.5.       Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6.       Private Offering. The Subscriber acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption pursuant to Section 4(a)(2) of the Securities Act.

2.1.7.       Investment Purposes. The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof and the Subscriber has no present arrangement to sell the interest in the Shares to or through any person or entity. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8.       Restrictions on Transfer; Shell Company; Affiliate Status. The Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Subscriber understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and Subscriber understands that the certificates representing the Shares will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Shares. The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Shares until one year following consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions. Such Subscriber (a) acknowledges that after the issuance of the Shares, such Subscriber may be deemed an “affiliate” of the Company under the Securities Act, (b) acknowledges understanding the additional restrictions under the Securities Act applicable to affiliate of the Company, and (c) acknowledges that it had a full and fair opportunity and the means to obtain United States securities counsel and discuss such restrictions prior to entering into this Agreement.

2.1.9.         No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.1.10.       Bad Actor. Such Subscriber is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Subscriber has exercised reasonable care to determine whether he, she or it is subject to a Disqualification Event. The purchase of the Shares will not subject the Company to any Disqualification Event. There are no matters that would have triggered disqualification under Rule 506(d)(1) under the Securities Act but occurred before September 23, 2013.

2.1.11.       No Legal Advice from Company. The Subscriber acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with its own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.1.12.       Reliance on Representations and Warranties. The Subscriber understands the Shares are being offered and sold to it in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.1.13.        No General Solicitation or General Advertising; No Directed Selling Efforts. The Subscriber is not aware of any form of general solicitation or general advertising (within the meaning of Regulation S) in respect of the Shares, including (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television, radio, or the internet; and (2) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

2.2.   Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1.       Organization and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2.       No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (1) the certificate of incorporation of the Company, (2) any agreement, indenture or instrument to which the Company is a party, or (3) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject. Other than any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Shares in accordance with the terms hereof.

2.2.3.       Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscriber will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the action of the Subscriber.

2.2.4.       Enforcement. This Agreement constitutes, and upon the execution and delivery thereof, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.2.5.       No Registration. Assuming the accuracy of the representations and warranties of the Subscriber contained in this Agreement, the issuance and sale of the Shares pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized representative acting on its behalf, has taken or will take any action hereafter that would cause the loss of such exemption.

2.2.6.       No Integration. Neither the Company nor any of its affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Shares in a manner that would require registration under the Securities Act.

2.2.7.       No General Solicitation or General Advertising. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising (within the meaning of Regulation S promulgated under the Securities Act) including (1) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television, radio, or the internet; and (2) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; nor has it seen or been aware of any activity that, to its knowledge, constitutes general solicitation or general advertising.

3.       Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares purchased pursuant to this Agreement and, subject to the below, any other Company securities purchased on a private placement basis, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account (as such term is defined in the Investment Management Trust Agreement to be entered by and between the Company and the trustee thereunder), in the event of a liquidation of the Company upon the Company’s failure to timely complete a business combination.

4.       Forfeiture of Shares.

4.1.       Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the underwriter of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (or, if applicable, it and any transferees of Shares) shall forfeit any and all rights to such number of Shares (up to an aggregate of 75,000 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscriber (and all other initial shareholders prior to the IPO, if any) will own an aggregate number of Shares (not including any private placement units that are expected to be purchased prior to or at the closing of the IPO, Shares issuable upon exercise of any warrants or any Common Stocks purchased by Subscriber (and all other initial shareholders prior to the IPO, if any) in the IPO or in the aftermarket) equal to 20% of the issued and outstanding Common Stocks immediately following the IPO (in each case, not including Class A Common Stocks issuable upon exercise of any warrants).

4.2.       Termination of Rights as Shareholder. If any of the Shares are forfeited in accordance with this Section 3, then after such time the Subscriber (or successor in interest), shall no longer have any rights as a holder of such forfeited Shares, and the Company shall take such action as is appropriate to cancel such forfeited Shares.

5.       Restrictions on Transfer.

5.1.       Securities Law Restrictions. The Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (i) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective, or (ii) that an exemption from registration is available under the Securities Act and the rules promulgated by the Commission thereunder and is in compliance with all applicable state securities laws.

5.2.       Restrictive Legends. Unless counsel otherwise advises, all certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH SECURITIES MAY ONLY BE TRANSFERRED IF THE COMPANY AND TRANSFER AGENT FOR SUCH SECURITIES HAS RECEIVED DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.”

5.3.       Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding capital stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 4 or into which such Shares thereby become convertible shall immediately be subject to this Section 4. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 4.

6.       Other Agreements.

6.1.       Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2.       No Obligation as to Employment. The Company is not by reason of this Agreement obligated to employ, or continue to employ, the Subscriber in any capacity.

6.3.       Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the first page of this Agreement or to such other address as a party may designate by notice hereunder, and shall be either (1) delivered by hand, (2) sent by overnight courier, (3) sent via facsimile, or (4) sent by certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if sent via facsimile, when receipt is acknowledged, or (iv) if sent by certified mail, on the (5th) business day following the day such mailing is made.

6.4.       Entire Agreement. This Agreement embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.5.       Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.6.       Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.7.       Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.8.       Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.9.       Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York for agreements made and to be wholly performed within such country.

6.10.      Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.11.       No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.12.       Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.13.       No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.14.       Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.15.       Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.       Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

8.       Disclosure. The Subscriber agrees not to disclose information about this Agreement and the transactions contemplated hereby until and to the extent the Company publicly discloses such information.

9.       Fees. Each party hereto shall be responsible for its own internal costs and legal, accounting and other professional fees incurred in connection with the negotiation, preparation and execution of this Agreement.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this agreement and return it to us.

Accepted and agreed this

May 3, 2021

Very truly yours,

JJ OPPORTUNITY CORP.

By:	/s/ Junhui Zhang
Name:	Junhui Zhang
Title:	President

[Signature Page to Insider Shares Purchase Agreement - the Company]

Accepted and agreed to this

May 3, 2021

UNIFUTURE TECHNOLOGY LLC

By:	/s/ Shangyong Zhang
Name:	Shangyong Zhang
Title:	Sole Member

[Signature Page to Insider Shares Purchase Agreement - Sponsor]